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[Letterhead]

                                                                    EXHIBIT 23.2


                                    CONSENT


Board of Directors and Shareholders
Forest Oil Corporation:

     We hereby consent to the reference to our firm as experts under the heading "Reservoir Engineers" in the Resgistration Statement on Form S-4 and to the inclusion of our name and reference to our report under the heading "Summary Reserve and Operating Data" in the Registration Statement.



                                            /s/ Ryder Scott Company

                                            /s/ Petroleum Engineers

                                            RYDER SCOTT COMPANY
                                            PETROLEUM ENGINEERS


Houston, Texas
October 31, 1997